Exhibit 10.14

TERMINATION OF CO-INVESTMENT AGREEMENT

This Termination of Co-Investment Agreement (this “Agreement”), dated as of October 20, 2009, is made by and between NRDC Acquisition Corp., a Delaware corporation (the “Company”) and NRDC Capital Management, LLC, a Delaware limited liability company (the “Purchaser”).

Reference is made to that certain Co-Investment Agreement (the “Co-Investment Agreement”), dated as of October 9, 2007, made by and between the Company and the Purchaser. Upon executing this Agreement, the parties hereto acknowledge and agree that the Co-Investment Agreement has been terminated in its entirety and shall no longer be in force or effect as of the date hereof and all obligations of the undersigned parties thereunder or relating thereto have been discharged in full and no payment of any fees, expenses or other amounts are or will be payable thereunder.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Agreement may be executed and delivered via facsimile in separate counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which taken together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

NRDC ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Richard A. Baker Name: Richard A. Baker Title: Chief Executive Officer

NRDC CAPITAL MANAGEMENT, LLC
a Delaware limited liability company

By:	/s/ Richard A. Baker Name: Richard A. Baker Title: Chief Executive Officer